Exhibit 10.4

ROLLOVER AGREEMENT

This ROLLOVER AGREEMENT (this "Agreement"), by and among Amber Parent Limited, an exempted company incorporated in the Cayman Islands ("Parent"), Amber Mergerco, Inc., a Florida corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the shareholders of China Fire & Security Group, Inc., a Florida corporation (the "Company"), listed on the signature page hereto (each, a "Rollover Shareholder" and collectively, the "Rollover Shareholders"), is made and entered into as of 20 May 2011. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (defined below).

WHEREAS, Parent and Merger Sub have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among Parent, Merger Sub and the Company, pursuant to which Merger Sub will merge with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement and the Company shall remain as the Surviving Corporation;

WHEREAS, as a result of the Merger, the Company shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the Merger, including the obligations of Merger Sub set forth in this Agreement, and references in this Agreement to Merger Sub encompass the Surviving Corporation after the Merger;

WHEREAS, each Rollover Shareholder desires to contribute the number of Company Shares shown on Schedule 1 hereto opposite its name (the "Rollover Shares") to Parent immediately prior to the Effective Time, in exchange for the number of common shares of Parent shown on Schedule 1 hereto opposite its name (the "Parent Issued Securities"); and

WHEREAS, the Rollover Shareholder named in Schedule 2 hereto (the "Cashed-Out Shareholder") desires to contribute the number of Company Shares shown on Schedule 2 hereto opposite its name (the "Cashed-Out Shares") to Merger Sub immediately prior to the Effective Time, in exchange for an aggregate cash payment from Merger Sub in an amount equal to the Deferred Amount, payable at such time or times as are set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

               1. Definitions.  The following terms are defined as follows:

"Rollover Effective Time" means the time immediately prior to the Effective Time.

"Shareholders Agreement" means the Shareholders Agreement among Parent, the Rollover Shareholders and the other shareholders of Parent, to be entered into on or about the Closing Date, containing terms and conditions substantially consistent with the terms contained in this term sheet attached hereto as Exhibit A and such other terms and conditions as are reasonably satisfactory to Parent, as may be amended, restated or otherwise modified from time to time.

2. Contribution of Rollover Shares.  At the Rollover Effective Time, each Rollover Shareholder shall contribute the Rollover Shares held by it to the capital of Parent and Parent shall accept as a contribution the Rollover Shares.  In exchange for the Rollover Shares, Parent shall issue to each Rollover Shareholder a pro rata (in kind and amount) portion of the share capital of Parent (based on the number of Rollover Shares contributed by each Rollover Shareholder) (the "Parent Issued Securities") at the same price per share as is paid by the other shareholders of Parent in connection with the Closing (the "Per Share Price"), assuming that the price per share paid in respect of each Rollover Share is equal to the Merger Consideration payable in respect of one Company Share under the Merger Agreement.  The number of Rollover Shares to be contributed by and of Parent Issued Securities to be issued to each Rollover Shareholder in accordance with this Section 2 is set forth next to such Rollover Shareholder's name on Schedule 1 hereto.

                3. Contribution of Cashed-Out Shares; Deferred Amount.  (a) At the Rollover Effective Time, the Cashed-Out Shareholder shall contribute the Cashed-Out Shares  to Merger Sub and Merger Sub shall accept such contribution of Cashed-Out Shares.  In exchange for the Cashed-Out Shares, Merger Sub shall pay or cause to be paid to the Cashed-Out Shareholder after the Rollover Effective Time as set forth in Section 3(b) below an amount in cash equal to the product of (x) the total number of such Cashed-Out Shares contributed to Merger Sub by the Cashed-Out Shareholder and (y) the Merger Consideration per share, less applicable withholding Taxes, but subject to Section 12(c) (such amount, in the aggregate for all Cashed-Out Shares, the "Deferred Amount").  The Cashed-Out Shares contributed to Merger Sub shall be cancelled upon the Effective Time in connection with the Merger.

(b)           Merger Sub shall pay or cause to be paid to the Cashed-Out Shareholder the Deferred Amount as soon as practicable following such time as the Surviving Corporation has funds sufficient to make such payment and is permitted to make such payment under all applicable Laws and Contracts governing Indebtedness of the Surviving Corporation and the Company Subsidiaries and in any event, Merger Sub shall use its reasonable best efforts to make or cause to be made such payment within three months after the Rollover Effective Time.

4. Equity Interests Other Than Rollover Shares and Cashed-Out Shares.  Other than for the Rollover Shares and the Cashed-Out Shares, all equity securities of the Company (including, for the avoidance of doubt, Company Options, Company Restricted Shares and other Company Shares) held by each Rollover Shareholder shall be treated at the Effective Time and upon consummation of the Merger as set forth in the Merger Agreement and not be affected by the provisions of this Agreement.

5. Conditions.  (a) The consummation of the contribution by each Rollover Shareholder of the Rollover Shares pursuant to Section 2 hereof shall be subject to the satisfaction or (in the case of clauses (i), (ii) and (iii)) waiver by such Rollover Shareholder of the following conditions: (i) the execution and delivery to such Rollover Shareholder by Parent of a copy of the Shareholders Agreement duly executed by Parent; (ii) that the representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects as of the Closing Date; (iii) that Parent shall have performed or complied with in all material respects all covenants required to be performed or complied with by it under this Agreement; (iv) the issuance of the Parent Issued Securities to which such Rollover Shareholder is entitled under Section 2 concurrently with such contribution; and (v) the consummation of the Merger immediately following such contribution.

(b) The consummation of the issuance of the Parent Issued Securities by Parent to each Rollover Shareholder pursuant to Section 2 hereof shall be subject to the satisfaction or (in the case of clauses (v), (w) and (x)) waiver by Parent of the following conditions: (v) the execution and delivery by each Rollover Shareholder of a copy of the Shareholders Agreement duly executed by such Rollover Shareholder, (w) that the representations and warranties of such Rollover Shareholder contained in this Agreement shall be true and correct in all material respects as of the Closing Date; (x) that such Rollover Shareholder shall have performed or complied with in all material respects all covenants required to be performed or complied with by it under this Agreement; (y) the contribution by such Rollover Shareholder of the Rollover Shares to be contributed by it under Section 2 and (z) the consummation of the Merger immediately following such issuance of the Parent Issued Securities.

(c)           The contribution to Merger Sub and cancellation of the Cashed-Out Shares pursuant to Section 3 hereof shall be subject to the consummation of the Merger immediately following such cancellation.

6. Status of the Parent Issued Securities.  The Parent Issued Securities issued to the Rollover Shareholder in consideration for the Rollover Shares shall be issued and credited as fully paid as of the Effective Time.

7. Representations and Warranties by the Rollover Shareholders. Each Rollover Shareholder hereby represents and warrants to Parent and Merger Sub, as of the date hereof and as of the Rollover Effective Time, that:

(a) this Agreement constitutes the legal, valid and binding obligation of such Rollover Shareholder, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by such Rollover Shareholder does not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Rollover Shareholder is a party or any judgment, order or decree to which such Rollover Shareholder is subject;

(b) the execution, delivery and performance by such Rollover Shareholder of this Agreement requires no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official, except, as applicable, (i) for such filings and approvals as may be required by any applicable state securities "blue sky" laws, (ii) for such as have been obtained and (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not reasonably be expected to adversely affect the ability of such Rollover Shareholder to perform its obligations hereunder;

(c) such Rollover Shareholder's Parent Issued Securities will be acquired for such Rollover Shareholder's own account and not with a view to, or intention of, or for sale in connection with, any distribution thereof in violation of applicable federal and state securities laws;

(d) such Rollover Shareholder is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

(e)  such Rollover Shareholder understands that the Parent Issued Shares acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there are substantial restrictions on the transferability of the Parent Issued Shares under the applicable laws and the Shareholders Agreement, and that for an indefinite period following the date hereof there will be no public market for the Parent Issued Shares and that, accordingly, it may not be possible for such Rollover Shareholder to sell the Parent Issued Shares in case of emergency or otherwise;

(f) such Rollover Shareholder's financial situation is such that such Rollover Shareholder can afford to bear the economic risk of its investment in Parent for an indefinite period of time, and such Rollover Shareholder can afford to suffer the complete loss of such Rollover Shareholder's investment in Parent;

(g) such Rollover Shareholder and his or her representatives, including, to the extent such Rollover Shareholder deems appropriate, such Rollover Shareholder's professional, financial, tax and other advisors, have reviewed all documents provided to them in connection with the investment in Parent, and such Rollover Shareholder understands and is aware of the risks related to such investment;

(h) such Rollover Shareholder and his or her representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Parent and its representatives concerning the terms and conditions of the investment in Parent and related matters and to obtain all additional information which such Rollover Shareholder or his or her representatives deem necessary;

(i) such Rollover Shareholder's knowledge and experience in financial and business matters are such that such Rollover Shareholder is capable of evaluating the merits and risks of the investment in Parent;

(j) such Rollover Shareholder holds of record and owns beneficially the Rollover Shares to be contributed by such Rollover Shareholder to Parent pursuant to this Agreement, free and clear of any restrictions on transfer (other than any restrictions under applicable federal and state securities laws), taxes, security interests, liens or other encumbrances;

(k)  except as disclosed in Section 7(k) of the attached Rollover Disclosure Schedule, as of the date hereof, and without regard to the disclosures in Section 7(k) of the attached Rollover Disclosure Schedule, as of the Rollover Effective Time, such Rollover Shareholder and each of its direct or indirect shareholders or beneficial owners that is a PRC resident (as defined in SAFE Circular 75) has taken all required steps to comply with any applicable rules and regulations of SAFE, including, without limitation, completing any registration and other procedures required by SAFE in respect of overseas investments and "round trip" investments;

(l)  except as disclosed in any of the SEC Reports, neither such Rollover Shareholder nor any of its Affiliates, nor any individual related by blood, marriage or adoption to any of its Affiliates, is a party to any material agreement, Contract, commitment or transaction with the Company or any Company Subsidiary or has any material interest in any property used by the Company or any Company Subsidiary; and

(m) to the extent the payment of the Merger Consideration to such Rollover Shareholder pursuant to the Merger Agreement is or may be treated as a distribution in redemption of stock for U.S. federal income Tax purposes, such distribution shall be treated as a "substantially disproportionate redemption of stock" with respect to such Rollover Shareholder pursuant to Code Section 302(b)(2) (after application of the constructive ownership rules of Code Section 318).

8. Representations and Warranties of Parent and Merger Sub.  Each of Parent and Merger Sub represents and warrants to the Rollover Shareholders, as of the date hereof and as of the Rollover Effective Time, that:

(a) Parent is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Florida;

(b) each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(c) this Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Parent and Merger Sub does not conflict with, violate or cause a breach of any agreement, contract or instrument to which Parent or Merger Sub is a party or any judgment, order or decree to which Parent or Merger Sub is subject;

(d) the execution, delivery and performance by Parent and Merger Sub of this Agreement requires no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except, as applicable, (i) for such filings and approvals as may be required by any applicable state securities "blue sky" laws, (ii) for such as have been obtained and (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not reasonably be expected to adversely affect the ability of Parent or Merger Sub to perform its obligations hereunder; and

(e) Immediately after the Closing, Parent shall have a number of shares outstanding such that: (i) the number of shares of Parent held by the Rollover Shareholders shall be equal to the number of Rollover Shares contributed by the Rollover Shareholders to Parent pursuant to Section 2 above; and (ii) the number of shares of Parent held by the shareholders of Parent other than the Rollover Shareholders shall be equal to a fraction, the numerator of which shall be the aggregate amount of the equity contributions of such shareholders made to Parent in connection with the Closing, and the denominator of which shall be an amount equal to the per share Merger Consideration.  Other than for the shares described in clauses (i) and (ii) of the preceding sentence or as may be agreed prior to Closing by Rollover Shareholders owning no less than 50% of the Rollover Shares, immediately after the

Closing, Parent shall not have issued any equity securities, securities convertible into or exchangeable for equity securities, or options or warrants to acquire the same.  Assuming that all Rollover Shares are contributed to Parent at Closing as contemplated by Section 2 hereof and all Cashed-Out Shares are contributed to Merger Sub at Closing as contemplated by Section 3 hereof, the aggregate amount of the equity contributions of the shareholders of Parent other than the Rollover Shareholders made at Closing shall not exceed $165,000,000 (the "Equity Contribution Cap"); provided that (i) in the event that the fees and expenses incurred by or on behalf of the Company, Parent and their respective Representatives in connection with or in furtherance of the Merger and the other transactions contemplated by this Agreement, the Merger Agreement and the other agreements referenced herein and therein (including any losses, damages, liabilities, costs or expenses relating to the defense or settlement of any Actions relating to the Merger or any such other transactions and regardless of whether any additional event or occurrence, in addition to the consummation of the transactions contemplated by this Agreement, the Merger Agreement and the other agreements referenced herein and therein is required to give rise to such payment obligations) exceed an amount equal to $25,000,000, the Equity Contribution Cap shall be increased by an amount equal to such excess; and (ii) in the event that the amount of the Debt Financing provided by the Lenders at Closing is less than $60,000,000, the Equity Contribution Cap shall be increased by an amount equal to such deficiency.  Immediately after the Closing, all shareholders of Parent shall hold the same class of shares.

9. Termination. This Agreement shall terminate and be of no further force or effect upon the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the foregoing, this Section 9 and Section 13 hereof shall survive the termination of this Agreement.

10. No Transfer.  (a) Between the date of this Agreement and the consummation of the transactions contemplated by this Agreement, none of the Rollover Shareholders shall transfer, pledge, assign, encumber or otherwise dispose of any Rollover Shares or Cashed-Out Shares and each of the Rollover Shareholders shall abide by all covenants set forth in the Voting Agreement to which such Rollover Shareholder is a party.

(b)           Except as may be agreed by Parent or as permitted under the Shareholders Agreement, following the Rollover Effective Time, none of the Rollover Shareholders shall transfer, pledge, assign, encumber or otherwise dispose of any Parent Issued Securities, and each Rollover Shareholder shall procure that no indirect transfer of Parent Issued Securities is made by the direct or indirect shareholder of such Rollover Shareholder.

11. Company Covenants.  Each of the Rollover Shareholders agrees to cause the Company to perform and comply with all of its covenants and agreements set forth under the Merger Agreement that are to be performed or complied with in whole or in part prior to the Closing Date.  Notwithstanding anything to the contrary set forth in the preceding sentence, the Rollover Shareholders are signing this Agreement solely and only in the Rollover Shareholders' capacities as shareholders of the Company and, accordingly, nothing contained in this Section 11 shall in any way limit or affect any actions taken by any shareholder of any Rollover Shareholder, or any trustee of any shareholder of any Rollover Shareholder, in his capacity as an officer or director of the Company, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

12. Other Covenants.  (a) Each Rollover Shareholder shall, severally but not jointly, bear and pay, reimburse, indemnify and hold harmless Parent, Merger Sub, the Company and any Affiliate thereof for, from and against any and all liability for Taxes imposed under PRC Law (or an official interpretation thereof) on Parent, Merger Sub and, after the Closing, the Company, or any Affiliate thereof, arising from or attributable to (i) the receipt of any Merger Consideration (or other amounts) by such Rollover Shareholder or its Affiliates (including (x) in the case of either Li Brothers Holdings Inc. or Jin Zhan Limited, China Honour Investment Limited, Jin Zhan Limited and Li Weigang, (y) in the case of Vyle Investment, Inc., Brian Lin, and (z) in the case of Small Special Technology, Inc., Zhang Weishe) pursuant to the Merger Agreement and (ii) the receipt of Parent Issued Securities by such Rollover Shareholder or its Affiliates (including (x) in the case of either Li Brothers Holdings Inc. or Jin Zhan Limited, China Honour Investment Limited, Jinzhan Limited and Li Weigang, (y) in the case of Vyle Investment, Inc., Brian Lin, and (z) in the case of Small Special Technology, Inc., Zhang Weishe) in exchange for the contribution of Rollover Shares to Parent pursuant to this Rollover Agreement (including, for the avoidance of doubt, any PRC withholding Taxes imposed on Parent, Merger Sub, the Company or any Affiliate thereof with respect to the payment of such amounts described in clauses (i) and (ii) above).

(b)           Each Rollover Shareholder shall use its reasonable best efforts to obtain, or cooperate with the Company such that Parent, Merger Sub and/or the Company (as applicable) shall obtain, prior to the Closing, from all applicable PRC Governmental Entities, written documentation evidencing that all of the Permits required for the good standing of the Company Subsidiaries or relating to "round trip" investments in respect of the Company or overseas investment by such Rollover Shareholder or any of its Affiliates or beneficial owners who are PRC residents (as defined under SAFE Circular 75) and are subject to any of the registration or reporting requirements of SAFE Circular 75, have been obtained as required by applicable PRC Law

(c)           The parties to this Agreement agree to treat the payment of the Merger Consideration to each Rollover Shareholder pursuant to the Merger Agreement as made in pursuance to a sale or exchange of a capital asset for U.S. federal income tax purposes.  The parties to this Agreement further agree that the payment of the Merger Consideration will not be subject to withholding Taxes under Chapter 3 of the Code or under PRC law, except (i) as may be required as a result of a change in relevant Law or published administrative practice by a Governmental Entity on or prior to the Closing Date, (ii) as may be required pursuant to a written notice received from any Governmental Entity on or prior to the Closing Date (a copy of which shall be promptly provided to each applicable Rollover Shareholder), or (iii) as may be required to be deducted and withheld from amounts payable with respect to any Company Options, Company Restricted Shares, or other Company Share-Based Awards, as to which Section 3.5(e) of the Merger Agreement governs.

(d)           At Parent's request, each Rollover Shareholder shall provide to Parent such information as may be reasonably necessary for Parent or its direct or indirect owners to file their U.S. federal, state, local, and non-U.S. Tax Returns (including historic cost basis information).

(e)           Each Rollover Shareholder and Parent shall each negotiate the terms and conditions of the Shareholders Agreement in good faith such that the condition set forth in Section 5(b)(v) and Section 5(a)(i), respectively, shall be satisfied.

(f)           The provisions set forth in Schedule 3 hereto are incorporated by reference herein and shall apply and be binding on the parties hereto with the same force as the provisions set forth herein.

13. Miscellaneous.

(a) Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or by electronic mail (but only if followed by transmittal by overnight courier or hand delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by international overnight courier, in each case as follows:

If to Parent, at:

Bain Capital Asia, LLC
47th Floor, Cheung Kong Center
2 Queen's Road, Central
Hong Kong
Attention:     Jonathan Zhu
Lihong Wang
Craig Boyce
Facsimile No.:  +852-3656-6801

with a copy (which shall not constitute notice to Parent) to:

Kirkland & Ellis International LLP
26th Floor, Gloucester Tower
The Landmark
15 Queen's Road, Central
Hong Kong
Attention:  David Patrick Eich
Jesse Sheley
Facsimile No.: +852-3761-3301

If to the Rollover Shareholder, to the address set forth on the signature page hereto under the Rollover Shareholder's name, with a copy (in the case of notice to Li Brothers Holdings Inc. or Jin Zhan Limited only) to

DLA Piper UK LLP
20th Floor, South Tower
Beijing Kerry Center
1 Guanghua Road
Chaoyang District
Beijing 100020, China
Attention:  Steven Liu
Facsimile No.: +86-10-6561-5158

or, in each case, to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

(b) Survival.  All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby indefinitely; provided that (i) the representations and warranties contained in Section 7(l) of this Agreement shall survive the Closing for a period of one year following the Closing and (ii) the representations and warranties contained in Section 7(k) and Section 7(m) of this Agreement shall survive the Closing for the applicable statute of limitations.

(c) Tax-Free Exchange.  The parties hereto intend that for U.S. federal tax purposes, the contribution of the Rollover Shares by each Rollover Shareholder and the receipt of the Parent Issued Securities by each Rollover Shareholder be treated collectively as a transaction governed by Section 721 of the Code, and none of such parties shall take any contrary position unless otherwise required by a change in applicable law; provided, however under no circumstances is it guaranteed that any contribution of the Rollover Shares by the Rollover Shareholders and the receipt of Parent Issued Securities by the Rollover Shareholders will be governed by Section 721 of the Code, and the parties hereto acknowledge and agree that it is in their best interests to consult their own advisors and to draw their own conclusions relating to the applicability of Section 721 of the Code.

(d) Time of the Essence.  Time is of the essence for each and every provision of this Agreement.  Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon any day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

(e) Further Assurances.  From time to time following the date hereof, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery (including the delivery by each Rollover Shareholder to Parent or Merger Sub of certificates representing the Rollover Shares or the Cashed-Out Shares) and shall take such other actions as any other party hereto reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

(f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, Parent and the Rollover Shareholder shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

(g) Entire Agreement.  This Agreement, the Merger Agreement and the Voting Agreements embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(h) Specific Performance.  The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in their favor. Each party hereto agrees and acknowledges that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies at law or in equity existing in its favor, each party hereto shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(i) Amendment and Waiver.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of Parent and each Rollover Shareholder.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(j) Delivery by Facsimile and Electronically.  This Agreement and any signed agreement or instrument entered into in connection thereto or contemplated thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation of a contract and each such party forever waives any such defense.

(k) Applicable Law; Dispute Resolution.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Except as set forth in Schedule 3 hereto, any dispute or action (whether sounding in contract, tort, equity or otherwise) against, arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought solely and exclusively in the Court of Chancery of the State of Delaware; provided that if (and only after) such courts determine that they lack subject matter jurisdiction over any such dispute or action, legal action shall be brought in the Federal courts of the United States located in the State of Delaware; provided, further that if (and only after) both the Court of Chancery of the State of Delaware and the Federal courts of the United States located in the State of Delaware determine that they lack subject matter jurisdiction over any such dispute or action, such action shall be brought in the United States District Court for the Southern District of New York.  Each of the parties hereto agrees that a final judgment (subject to any appeals therefrom) in any such dispute or action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal dispute or action arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any dispute or action arising out of or relating to this Agreement or the transactions contemplated hereby in any such court in accordance with the provisions of this paragraph.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in any such court.  Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 13(a) above.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Law.

(l) Waiver of Jury Trial.  Each party hereto acknowledges and agrees that any controversy or action which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation or action directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby.  Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation or action, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section 13(l).

(m) No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities.

(n) Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided that prior to the Closing, Parent or Merger Sub may assign this Agreement (in whole but not in part) in connection with a permitted assignment by Parent or Merger Sub, as applicable, of the Merger Agreement.  Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

(o) Mutual Drafting.  Each party hereto has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations between the parties hereto.

(p) Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(q) Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

*         *         *         *         *

IN WITNESS WHEREOF, the parties hereto have executed this Rollover Agreement as of the date first written above.

AMBER PARENT LIMITED

By:	/s/ Paul Edgerley
Name: Paul Edgerley
Title: Director

AMBER MERGERCO, INC.

By:	/s/ Paul Edgerley
Name: Paul Edgerley
Title: President and Secretary

LI BROTHERS HOLDINGS INC.

By:	/s/ Li Weigang
Name: Li Weigang
Title: Director

By:	/s/ Li Jincai
Name: Li Jincai
Title: Director

Address:	_________________________
_________________________
_________________________
_________________________

Signature Page to Rollover Agreement

VYLE INVESTMENT, INC.

By:	/s/ Brian Lin
Name: Brian Lin
Title: Director

Address:	_________________________
_________________________
_________________________
_________________________

Signature Page to Rollover Agreement

SMALL SPECIAL TECHNOLOGY INC.

By:	/s/ Weishe Zhang
Name: Weishe Zhang
Title: Director

Address:	_________________________
_________________________
_________________________
_________________________

Signature Page to Rollover Agreement

JIN ZHAN LIMITED

By:	/s/ Li Weigang
Name: Li Weigang
Title: Director

Address:	_________________________
_________________________
_________________________
_________________________

Schedule 1

Name	Rollover Shares	Parent Issued Securities
Li Brothers Holdings Inc.	4,132,000	4,132,000
Jin Zhan Limited	768,000	768,000
Vyle Investment, Inc.	400,000	400,000
Small Special Technology Inc.	400,000	400,000

Schedule 2

Name	Cashed-Out Shares	Deferred Amount
Li Brothers Holdings Inc.	1,222,222	$11,000,000 (less withholding Taxes, but subject to Section 12(c))